UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015 (February 9, 2015)

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PFIZER INC.

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(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 9, 2015, Pfizer Inc. (“Pfizer”) entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“GS&Co.”) to repurchase $5 billion of Pfizer’s common stock. Approximately 150 million of the shares to be repurchased under the transaction will be received by Pfizer on February 11, 2015.

At settlement of the agreement, which is expected to occur during or prior to the third quarter of 2015, GS&Co. may be required to deliver additional shares of common stock to Pfizer, or, under certain circumstances, Pfizer may be required to deliver shares of its common stock or may elect to make a cash payment to GS&Co., with the number of shares to be delivered or the amount of such payment based on the volume-weighted average price of Pfizer’s common stock during the term of the transaction.

This agreement was entered into pursuant to Pfizer’s previously announced share repurchase authorization.

The press release relating to the accelerated share repurchase agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release of the Company, dated February 9, 2015.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Madden Margaret M. Madden
Title: Vice President and Chief Governance Counsel
Dated: February 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Company, dated February 9, 2015.